                                                                  Exhibit (d)(3)

                                  TELLIUM, INC.

                              AMENDED AND RESTATED
                        SPECIAL 2001 STOCK INCENTIVE PLAN

    1.    Purpose.

    The purpose of this Plan is to strengthen Tellium, Inc., a Delaware corporation (the "Company"), by providing an incentive to employees, officers, consultants and directors and thereby encouraging them to devote their abilities and industry to the success of the Company's business enterprise. It is intended that this purpose be achieved by extending to employees (including future employees who have received a formal written offer of employment), officers, consultants and directors of the Company and its Subsidiaries an added long-term incentive for high levels of performance and unusual efforts through the grant of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Dividend Equivalent Rights, Performance Units and Performance Shares, Share Awards, Phantom Stock and Restricted Stock (as each term is herein defined).

    2.    Definitions.

    For purposes of the Plan:

        2.1 "Adjusted Fair Market Value" means, in the event of a Change in Control, the greater of (a) the highest price per Share paid to holders of the Shares in any transaction (or series of related transactions) constituting or resulting in a Change in Control other than pursuant to
    Section 2.10(b), or (b) the highest Fair Market Value of a Share during the ninety (90) day period ending on the date of the Change in Control.

        2.2 "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or under common control with, such Person. Any Relative (for this purpose, "Relative" means a spouse, child, stepchild, parent, parent of spouse, sibling or grandchild) of an individual shall be deemed to be an Affiliate of such individual for purposes hereof. Neither the Company nor any Person controlled by the Company shall be deemed to be an Affiliate of any holder of Company stock.

        2.3 "Agreement" means the written agreement between the Company and an Optionee or Grantee evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

        2.4 "Award" means a grant of Restricted Stock, Phantom Stock, a Stock Appreciation Right, a Performance Award, a Dividend Equivalent Right, a Share Award, or any or all of them.

        2.5 "Beneficial Ownership" means ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act.

        2.6 "Beneficiary" means an individual, trust or estate who or which, by a written designation of the Optionee or Grantee filed with the Company or by operation of law succeeds to the rights and obligations of the Optionee or Grantee under the Plan and an Agreement upon the Optionee's or Grantee's death.

        2.7 "Board" means the Board of Directors of the Company.

        2.8 "Cause" means:

            (a) in the case of an Optionee or Grantee whose employment with the Company or a Subsidiary is, as of the date of the applicable Agreement, subject to the terms of an employment agreement between such Optionee or Grantee and the Company or a Subsidiary, which employment agreement includes a definition of "Cause," the term "Cause" as used in this Plan or any Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; or

            (b) in all other cases, the term "Cause" as used in this Plan or any Agreement shall mean (i) willful failure to perform reasonably assigned duties within thirty (30) days after having received written notice from the Company to do so, (ii) dishonesty or willful misconduct in the performance of duties, (iii) involvement in a transaction in connection with the performance of duties to the Company or any of its Subsidiaries which transaction is adverse to the interests of the Company or any of its Subsidiaries and which is engaged in for personal profit or (iv) willful violation of any law, rule or regulation (other than traffic violations or similar offenses) in connection with the performance of duties.

        2.9 "Change in Capitalization" means any increase or reduction in the number of Shares, or any change (including, without limitation, in the case of a spin-off, dividend or other distribution in respect of Shares, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or a substantially similar transaction.

        2.10 "Change in Control" shall mean the occurrence of any of the following:

            (a) An acquisition (other than directly from the Company) of any Voting Securities of the Company by any Person, immediately after which such Person has Beneficial Ownership of fifty percent (50%) or more of the then outstanding Shares or the combined voting power of the Company's then outstanding Voting Securities, provided, however, in determining whether a Change in Control has occurred pursuant to this
        Section 2.10(a), Shares or Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Related Entity"), (ii) the Company or any Related Entity, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

            (b) The individuals who, as of the date hereof, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the members of the Board, or following a Merger (as defined in paragraph (c)(i) below) which results in a Parent corporation, the board of directors of the ultimate Parent Corporation (as defined in paragraph (c)(i)(A) below); provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle a Proxy Contest; or

            (c) The consummation of:

                (i) A merger, consolidation or reorganization with or into the
            Company or in which securities of the Company are issued (a "Merger"), unless such Merger is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a Merger where:

                    (A) the stockholders of the Company, immediately before such
                Merger own directly or indirectly immediately following such Merger at least fifty percent (50%) of the combined voting power of the outstanding voting securities of (x) the corporation resulting from such Merger (the "Surviving Corporation") if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by another Person (a "Parent Corporation"), or (y) if there are one or more Parent Corporations, the ultimate Parent Corporation; and

                    (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there are one or more Parent Corporations, the ultimate Parent Corporation; and

                    (C) no Person other than (1) the Company, (2) any Related
                Entity, (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such Merger was maintained by the Company or any Related Entity, or (4) any Person who, together with its Affiliates, immediately prior to such Merger, had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities or Shares, owns, together with its Affiliates, Beneficial Ownership of (i) fifty percent (50%) or more of the combined voting power of the outstanding voting securities or common stock of (x) the Surviving Corporation if there is no Parent Corporation, or (y) if there are one or more Parent Corporations, the ultimate Parent Corporation.

                (ii)  A complete liquidation or dissolution of the Company; or

                (iii) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Related Entity or under conditions that would constitute a Non-Control Transaction with the disposition of the assets being regarded as a Merger for this purpose or the distribution to the Company's stockholders of the stock of a Related Entity or any other assets).

    Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Company, and (1) before such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any new or additional Shares or Voting Securities in contemplation of such share acquisition by the Company or (2) after such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any new or additional Shares or Voting Securities which in either case increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

    If an Eligible Individual's employment or service is terminated by the Company without Cause prior to the date of a Change in Control but the Eligible Individual reasonably demonstrates that the termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (B) otherwise arose in connection with, or in anticipation of, a Change in Control which has been threatened or proposed, such termination shall be deemed to have occurred after a Change in Control for purposes of this Plan provided a Change in Control shall actually have occurred.

        2.11 "Code" means the Internal Revenue Code of 1986, as amended.

        2.12 "Committee" means a committee, as described in Section 3.1, appointed by the Board from time to time to administer the Plan and to perform the functions set forth herein.

        2.13 "Company" means Tellium, Inc.

        2.14 "Director" means a director of the Company.

        2.15 "Disability" means:

            (a) in the case of an Optionee or Grantee whose employment with the Company or a Subsidiary is, as of the date of the applicable Agreement, subject to the terms of an employment agreement between such Optionee or Grantee and the Company or a Subsidiary, which employment agreement includes a definition of "Disability," the term "Disability" as used in this Plan or any Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; or

            (b) in all other cases, the term "Disability" as used in this Plan or any Agreement shall mean a physical or mental infirmity which impairs the Optionee's or Grantee's ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days.

        2.16 "Disability Date" means the date which is one hundred eighty (180) consecutive days after the date on which an Optionee or Grantee is first absent from active employment or service as a Nonemployee Director with the Company by reason of a Disability.

        2.17 "Dividend Equivalent Right" means a right to receive all or some portion of the cash dividends that are or would be payable with respect to Shares.

        2.18 "Division" means any of the operating units or divisions of the Company designated as a Division by the Committee.

        2.19 "Eligible Individual" means any of the following individuals who is designated by the Committee as eligible to receive Options or Awards subject to the conditions set forth herein: (a) any Director (including any Nonemployee Director), officer or employee of the Company or a Subsidiary,
    (b) any individual to whom the Company or a Subsidiary has extended a formal, written offer of employment, or (c) any consultant or advisor who performs actual services for the Company or a Subsidiary.

        2.20 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        2.21 "Fair Market Value" on any date means the closing price at the close of the primary trading session of the Shares on such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if such Shares are not so listed or admitted to trading, the closing price at the close of the primary trading session of the Shares on such date as quoted on the Nasdaq Stock Market or such other market in which such prices are regularly quoted, or, if there has been no such closing price with respect to Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith and, in the case of an Incentive Stock Option, in accordance with Section 422 of the Code.

        2.22 "Grantee" means a person to whom an Award has been granted under the Plan.

        2.23 "Incentive Stock Option" means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

        2.24 "Nonemployee Director" means a Director who is a "nonemployee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act.

        2.25 "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

        2.26 "Normal Retirement Date" means the date on which an Optionee or Grantee terminates active employment with the Company on or after attainment of age 65, or with respect to Nonemployee Directors, the date on which such Optionee or Grantee resigns, is removed or is not reelected, provided however, that a termination for Cause shall not qualify as a termination of active employment for the purposes of this sentence.

        2.27 "Option" means a Nonqualified Stock Option, an Incentive Stock Option, or both of them.

        2.28 "Optionee" means a person to whom an Option has been granted under the Plan.

        2.29 "Outside Director" means a Director who is an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

        2.30 "Parent" means any corporation which is a parent corporation (within the meaning of Section 424(e) of the Code) with respect to the Company.

        2.31 "Performance Awards" means Performance Units, Performance Shares or either or both of them.

        2.32 "Performance-Based Compensation" means any Option or Award that is intended to constitute "performance based compensation" within the meaning of Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder.

        2.33 "Performance Cycle" means the time period specified by the Committee at the time Performance Awards are granted during which the performance of the Company, a Subsidiary or a Division will be measured.

        2.34 "Performance Objectives" has the meaning set forth in Section 10.

        2.35 "Performance Shares" means Shares issued or transferred to an Eligible Individual under Section 10.

        2.36 "Performance Units" means Performance Units granted to an Eligible Individual under Section 10.

        2.37 "Person" means `person' as such term is used for purposes of
    Section 13(d) or 14(d) of the Exchange Act, including without limitation, any individual, corporation, limited liability company, partnership, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity or any group of Persons.

        2.38 "Phantom Stock" means a right granted to an Eligible Individual under Section 11 representing a number of hypothetical Shares.

        2.39 "Plan" means the Tellium, Inc. Special 2001 Stock Incentive Plan, as amended and restated from time to time.

        2.40 "Restricted Stock" means Shares issued or transferred to an Eligible Individual pursuant to Section 9.

        2.41 "Share Award" means a grant of Shares pursuant to Section 11.

        2.42 "Shares" means the common stock, par value $0.001 per share, of the Company and any other securities into which such shares are changed or for which such shares are exchanged.

        2.43 "Stock Appreciation Right" means a right to receive all or some portion of the increase in the value of the Shares as provided in Section 7 hereof.

        2.44 "Subsidiary" means (i) except as provided in subsection (ii) below, any corporation which is or becomes a subsidiary corporation (within the meaning of Section 424(f) of the Code) with respect to the Company, and (ii) with respect to provisions relating to the eligibility to receive Options or Awards other than Incentive Stock Options and to continued employment or service for purposes of Options and Awards (unless the Committee determines otherwise), any entity, whether or not incorporated, in which the Company directly or indirectly owns fifty percent (50%) or more of the outstanding equity or other ownership interests.

        2.45 "Successor Corporation" means a corporation, or a parent or subsidiary thereof, which issues or assumes an Option or Award in a transaction described in Section 424(a) of the Code without regard to Sections 424(a)(1) and (2) thereof.

        2.46 "Tax Benefit" means an actual decrease in the Company's liability for taxes in any period.

        2.47 "Ten-Percent Stockholder" means an Eligible Individual, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary.

        2.48 "Termination of Employment" means the later of (i) severance of the employer-employee or consulting relationship with the Company, a Parent or a Subsidiary or (ii) the resignation, removal or termination of an officer or Director of the Company, a Parent or a Subsidiary.

        2.49 "Voting Securities" means all outstanding voting securities of the Company entitled to vote generally in the election of the Board of Directors.

    3.  Administration.

        3.1 The Plan shall be administered by the Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. If the Committee consists of more than one (1) member, a quorum shall consist of not fewer than two (2) members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be as fully effective as if made by a majority vote at a meeting duly called and held. The Committee shall consist of at least one (1) Director and may consist of the entire Board; provided, however, that, (A) if the Committee consists of less than the entire Board, then with respect to any Option or Award to an Eligible Individual who is subject to Section 16 of the Exchange Act, the Committee shall consist of at least two (2) Directors each of whom shall be a Nonemployee Director and (B) to the extent necessary for any Option or Award intended to qualify as Performance-Based Compensation to so qualify, the Committee shall consist of at least two (2) Directors each of whom shall be an Outside Director. For purposes of the preceding sentence, if one or more members of the Committee is not a Nonemployee Director and an Outside Director but recuses himself or herself or abstains from voting with respect to a particular action taken by the Committee, then the Committee, with respect to that action, shall be deemed to consist only of the members of the Committee who have not recused themselves or abstained from voting. Subject to applicable law, the Committee may delegate its authority under the Plan to any other person or persons.


        3.2 No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.


        3.3 Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to:

            (a) determine those Eligible Individuals to whom Options shall be granted under the Plan and the number of such Options to be granted and to prescribe the terms and conditions (which need not be identical) of each such Option, including the purchase price per Share, the vesting schedule and the duration of each Option, and make any amendment or modification to any Option Agreement consistent with the terms of the Plan;

            (b) select those Eligible Individuals to whom Awards shall be granted under the Plan and to determine the number of Shares in respect of which each Award is granted, the terms and conditions (which need not be identical) of each such Award, including the restrictions or Performance Objectives relating to Awards and the maximum value of any Award, and make any amendment or modification to any Award Agreement consistent with the terms of the Plan;

            (c) construe and interpret the Plan and the Options and Awards granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, without limitation, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan complies with Rule 16b-3 under the Exchange Act, the Code to the extent applicable and other applicable law, and otherwise to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, its Subsidiaries, the Optionees and Grantees, and all other persons having any interest therein;

            (d) determine the duration and purposes for leaves of absence which may be granted to an Optionee or Grantee on an individual basis without constituting a Termination of Employment or service for purposes of the Plan;

            (e) exercise its sole discretion with respect to the powers and rights granted to it as set forth in the Plan; and

            (f) exercise, generally, such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

    4.  Stock Subject to the Plan; Grant Limitations.

        4.1 The maximum number of Shares that may be made the subject of Options and Awards granted under this Plan shall be 2,450,001, provided, however, that in the aggregate, not more than one-third of the number of allotted Shares may be made the subject of Restricted Stock Awards under Section 10 of the Plan (other than shares of Restricted Stock made in settlement of Performance Units pursuant to Section 10.2(b)). The maximum number of Shares that may be the subject of Options and Awards granted to an Eligible Individual in any one calendar year period may not exceed 500,000 Shares. The maximum dollar amount of cash or the Fair Market Value of Shares that any Eligible Individual may receive in any calendar year in respect of Performance Units denominated in dollars may not exceed $1,500,000. The Company shall reserve for the purposes of the Plan, out of Shares held in the Company's treasury, such number of Shares as shall be determined by the Board.

        4.2 Upon the granting of an Option or an Award, the number of Shares available under Section 4.1 for the granting of further Options and Awards shall be reduced as follows:

            (a) In connection with the granting of an Option or an Award (other than the granting of a Performance Unit denominated in dollars), the number of Shares shall be reduced by the number of Shares in respect of which the Option or Award is granted or denominated; provided, however, that if any Option is exercised by tendering Shares, either actually or by attestation, to the Company as full or partial payment of the purchase price, the maximum number of Shares available under Section 4.1 shall be increased by the number of Shares so tendered.

            (b) In connection with the granting of a Performance Unit denominated in dollars, the number of Shares shall be reduced by an amount equal to the quotient of (i) the dollar amount in which the Performance Unit is denominated, divided by (ii) the Fair Market Value of a Share on the date the Performance Unit is granted.

        4.3 Whenever any outstanding Option or Award or portion thereof under this Plan expires, is canceled, is settled in cash (including the settlement of tax withholding obligations using Shares), or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option or Award, the Shares allocable to the expired, canceled, settled or otherwise terminated portion of the Option or Award may again be the subject of Options or Awards granted hereunder.

        4.4 In no event may more than 2,450,001 Shares be issued upon the exercise of Incentive Stock Options granted under the Plan.

    5.  Option Grants for Eligible Individuals.

        5.1 Authority of Committee. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Individuals who will receive Options, the terms and conditions of which shall be set forth in an Agreement. Without limiting the generality of the preceding sentence, unless the Committee determines otherwise in its sole discretion, in consideration of granting an Option, the Optionee shall agree, in the Agreement, to remain in the employ or service of the Company or any Subsidiary for a period of at least one (1) year (or such shorter period as may be fixed in the Agreement or by action of the Committee following grant of the Option) after the Option is granted. Incentive Stock Options may be granted only to Eligible Individuals who are employees of the Company or any Subsidiary.

        5.2 Purchase Price. The purchase price (which may be greater than, less than or equal to the Fair Market Value on the date of grant) or the manner in which the purchase price is to be determined for Shares under each Option shall be determined by the Committee and set forth in the Agreement pursuant to which each Option is granted; provided, however, that the purchase price per Share under each Option intended to qualify as Performance-Based Compensation shall not be less than 100% of the Fair Market Value of a Share on the Date the Option is granted and provided, further, however, that the purchase price per Share under each Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

        5.3 Maximum Duration. Options granted hereunder shall be for such term as the Committee shall determine; provided, however, that an Option shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder); and provided, further, however, that the Committee may provide that an Option (other than an Incentive Stock Option) may, upon the death of the Optionee prior to the expiration of the Option, be exercised for up to one (1) year following the date of the Optionee's death even if such period extends beyond ten (10) years from the date the Option is granted. The Committee may, subsequent to the granting of any Option, extend the term thereof, but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

        5.4 Vesting and Exercisability. Subject to Sections 5.5 and 6.5, each Option shall become vested and exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.

        5.5 Termination. Subject to Sections 5.3, 6.5 and 12 and unless otherwise provided by the Committee, in its sole discretion, at the time of grant (and set forth in the applicable Agreement) or at a later date, the following provisions shall apply to Options upon a Termination of
    Employment:

            (a) Except in the case of termination for Cause, Disability, retirement on or after the Optionee's Normal Retirement Date, or death as provided in Sections 5.5(b), (c) and (d) below, upon an Optionee's Termination of Employment with the Company, a Parent or a Subsidiary for any reason, any unexercised Option (or portion thereof) held by such Optionee shall expire three (3) months after the Optionee has a Termination of Employment and such Option (or portion thereof) may only be exercised by the Optionee or his or her Beneficiary to the extent that the Option (or a portion thereof) was exercisable on the date of Termination of Employment.

            (b) If the Optionee's Termination of Employment arises as a result of a termination for Cause, then, unless the Committee determines otherwise at the time of the Termination of Employment, any unexercised Options (whether or not vested and exercisable) held by such Optionee shall terminate and expire concurrently with the Optionee's Termination of Employment and no rights thereunder may be exercised.

            (c) If an Optionee suffers a Disability or retires on or after the Optionee's Normal Retirement Date, any unexercised Option (or portion thereof) held by such disabled or retired Optionee shall expire one (1) year after the Disability Date or date of Termination of Employment by reason of retirement, as the case may be, and such Option (or portion thereof) may only be exercised by the Optionee or his or her guardian or legal representative to the extent that the Option (or a portion thereof) was exercisable on the Disability Date or the date of Termination of Employment by reason of retirement, as the case may be.

            (d) If an Optionee dies while still employed by or providing services to the Company, each Option (or portion thereof) held by such Optionee shall immediately become vested and exercisable with respect to those Shares that otherwise would have vested during the one-year period following the Optionee's death and will be deemed to have become vested and exercisable on the day preceding the date of the Optionee's death. The Options (or portions thereof) which the Optionee was entitled to exercise on the date of the Optionee's death (which shall include those Options (or portions thereof) that become vested and exercisable pursuant to the preceding sentence by reason of the Optionee's death) may be exercised at any time after the Optionee's death by the Optionee's Beneficiary; provided, however, that no Option (or portion thereof) may be exercised after the earlier of: (i) one (1) year after the Optionee's death or (ii) the expiration date specified for the particular Option in the Agreement. If an Optionee dies after his or her Termination of Employment, then the Option (or portions thereof) which the Optionee was entitled to exercise on the date of the Optionee's death may be exercised by his or her Beneficiary within the remaining portion of the period specified in Sections 5.5(a) or 5.5(c), as the case may be.

            (e) The Option (or portion thereof), to the extent not yet vested and exercisable as of the date of the Optionee's Termination of Employment, shall terminate immediately upon such date.

        5.6 Deferred Delivery of Option Shares. The Committee may, in its sole discretion, permit Optionees to elect to defer the issuance of Shares upon the exercise of one or more Nonqualified Stock Options granted pursuant to the Plan. The terms and conditions of such deferral shall be determined at the time of the grant of the Option or thereafter and shall be set forth in the Agreement evidencing the Option.

        5.7 Modification. No modification of an Option shall adversely alter or impair any rights or obligations under the Option without the Optionee's consent.

        5.8 Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date of the grant) of Shares with respect to which Incentive Stock Options granted under the Plan and "incentive stock options" (within the meaning of Section 422 of the Code) granted under all other plans of the Company or its Subsidiaries (in either case determined without regard to this Section 5.8) are exercisable by an Optionee for the first time during any calendar year exceeds $100,000, such Incentive Stock Options shall be treated as Nonqualified Stock Options. In applying the limitation in the preceding sentence in the case of multiple Option grants, Options which were intended to be Incentive Stock Options shall be treated as Nonqualified Stock Options according to the order in which they were granted such that the most recently granted Options are first treated as Nonqualified Stock Options.

    6.  Terms and Conditions Applicable to All Options.

        6.1 Additional Terms. The provisions of this Section 6 shall apply to all Options, unless otherwise provided by the Committee, in its sole discretion, in the applicable Agreement.

        6.2 Non-Transferability. No Option granted hereunder shall be transferable by the Optionee to whom it is granted otherwise than by will or by the laws of descent and distribution or, in the case of an Option other than an Incentive Stock Option, in the Committee's sole discretion, pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act) (a "Domestic Relations Transfer"), and, except with respect to an Option transferred pursuant to a Domestic Relations Transfer, an Option shall be exercisable during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may set forth in the Agreement evidencing an Option (other than an Incentive Stock Option) at the time of grant or thereafter, that the Option may be transferred to members of the Optionee's immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners. Following transfer, for purposes of this Plan, a transferee of an Option shall be deemed to be the Optionee; provided that the Option shall be exercisable by the transferee only to the extent and for such periods that the Option would have been exercisable if held by the original Optionee. For this purpose, immediate family means the Optionee's spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. The terms of an Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

        6.3 Method of Exercise.

            (a) The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and, to the extent applicable, accompanied by payment therefor and otherwise in accordance with such procedures which may be approved by the Committee from time to time, and in accordance with the Agreement pursuant to which the Option was granted; provided, however, that Options may not be exercised by an Optionee for six months following a hardship distribution to the Optionee, to the extent such exercise is prohibited under Treasury Regulation ss. 1.401(k)-1(d)(2)(iv)(B)(4). The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid, in any of the following forms: (a) cash or (b) the transfer, either actually or by attestation, to the Company of Shares that have been held by the Optionee for at least six (6) months (or such lesser period as may be permitted by the Committee) prior to the exercise of the Option and that have a Fair Market Value equal in amount to the purchase price, such transfer to be upon such terms and conditions as determined by the Committee or (c) a combination of cash and the transfer of Shares, provided, however, that the Committee, in its sole discretion, may determine in the case of Options that the purchase price shall be paid only in cash. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures which are, from time to time, deemed acceptable by the Committee. Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Committee, the Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

            (b) If the Fair Market Value of the Shares with respect to which the Option is being exercised exceeds the purchase price of such Option, an Optionee may, instead of exercising an Option as provided in Section 6.3(a), request that the Committee authorize payment to the Optionee of the difference between the Fair Market Value of part or all of the Shares which are the subject of the Option and the purchase price of the Option, such difference to be determined as of the date the Committee receives the request from the Optionee. The Committee, in its sole discretion, may grant or deny such a request from an Optionee with respect to part or all of the Shares as to which the Option is then exercisable and, to the extent granted, shall direct the Company to make the payment to the Optionee either in cash or in Shares or in any combination thereof; provided, however, that the payment in Shares shall be based upon the Fair Market Value of Shares as of the date the Committee received the request from the Optionee. An Option shall be deemed to have been exercised and shall be canceled to the extent that the Committee grants a request pursuant to this Section 6.3(b).

        6.4 Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (a) the Option shall have been exercised pursuant to the terms thereof, (b) the Company shall have issued and delivered Shares to the Optionee, and (c) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement.

        6.5 Effect of Change in Control.

            (a) Notwithstanding anything to the contrary in Section 5, in the event of a Change in Control, the Plan and the Options shall continue; provided, however, that the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, may provide, either by the terms of the applicable Agreement or by action taken prior to the occurrence of any such Change in Control, for any or all of the following alternatives (separately or in any combination):

                (i) for the payment in cash upon the surrender to the Company for cancellation of any Option or portion of an Option to the extent vested and not yet exercised in an amount equal to the excess, if any, of (a) (i) in the case of a Nonqualified Stock Option, the greater of (A) the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Option or portion thereof surrendered or (B) the Adjusted Fair Market Value of the Shares subject to the Option or portion thereof surrendered or (ii) in the case of an Incentive Stock Option, the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Option or portion thereof surrendered, over (b) the aggregate purchase price for such Shares under the Option or portion thereof surrendered.

                (ii) for the replacement of the Options with other rights or property selected by the Committee in its sole discretion;

                (iii) for the accelerated vesting of all or a portion of the
            Options;

                (iv) for the assumption of the Options by the successor or survivor corporation, or a parent or subsidiary thereof, or the substitution by such corporation for such Options of new options covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; or

                (v) for adjustments in the terms and conditions of outstanding
            Options and/or the number and type of Shares or other securities or property subject to such outstanding Options.

            Any action pursuant to this Section 6.5(a) shall be conditioned upon the consummation of the Change in Control and shall be effective only immediately before the consummation of the Change in Control.

            (b) Subject to Section 6.5(d) and to the extent set forth in the applicable Agreement or provided by the Committee, in its sole discretion, subsequent to the granting of an Option, if, as a result of a Change in Control transaction, an Option intended to qualify as an Incentive Stock Option fails to so qualify solely because of the failure to meet the holding requirements of Code Section 422(a)(1) (a "Disqualifying Disposition"), the Company shall make a cash payment to the Optionee equal to the amount which will, after taking into account all taxes imposed on the Disqualifying Disposition and the receipt of such payment, leave the Optionee in the same after-tax position the Optionee would have been in had the Code Section 422(a)(1) holding requirements been met at the time of the Disqualifying Disposition (which after-tax position will reflect the total taxes, if any, that would have been incurred by the Optionee had the Disqualifying Disposition been subject to federal income tax at capital gains rates) provided, however, that no payment described in this Section shall exceed the Tax Benefit to the Company resulting from deductions relating to ordinary income recognized by the Optionee as a result of the Disqualifying Disposition. The payment described in this Section shall be made by the Company within thirty (30) days of the filing by the Company of the federal tax return which includes the tax items associated with the income recognized by the Optionee as a result of the Disqualifying Disposition (or, if the Tax Benefit described in the preceding sentence is not realized until a later year, within thirty
        (30) days of the filing by the Company of the federal tax return with respect to which such Tax Benefit is realized).

            (c) Subject to Section 6.5(d) and to the extent set forth in the applicable Agreement or provided by the Committee, in its sole discretion, subsequent to the granting of an Option, and provided that an Optionee is not entitled to payment under Section 6.5(b) hereof, if, as a result of a Change in Control transaction, an Option intended to qualify as an Incentive Stock Option fails to so qualify solely because the vesting of the Option is accelerated pursuant to Section 6.5(a) and such acceleration causes the aggregate fair market value (determined at the time the Option is granted) of the Shares with respect to which Options are exercisable for the first time by an Optionee during the calendar year in which such vesting occurs to exceed $100,000, within the meaning of Code Section 422(d) (a "Disqualified Option"), then, upon exercise of such Disqualified Option, the Company shall make a cash payment to the Optionee equal to the amount which will, after taking into account all taxes imposed on the exercise of such Disqualified Option and the receipt of such payment, leave the Optionee in the same after-tax position the Optionee would have been in had the Disqualified Option continued to qualify as an Incentive Stock Option on the date of exercise and the Optionee sold the Shares received upon exercise of the Option at their Fair Market Value on the date of exercise, provided, however, that no payment described in this Section shall exceed the Tax Benefit to the Company resulting from deductions relating to ordinary income recognized by the Optionee as a result of exercising the Disqualified Option and the receipt of such payment. The payment described in this Section shall be made by the Company within thirty
        (30) days of the filing by the Company of the federal tax return which includes the tax items associated with the income recognized by the Optionee as a result of exercising the Disqualified Option (or, if the Tax Benefit described in the preceding sentence is not realized until a later year, within thirty (30) days of the filing by the Company of the federal tax return with respect to which such Tax Benefit is realized).

            (d) If more than one Optionee is entitled to a cash payment pursuant to Section 6.5(b) or Section 6.5(c) in any single tax year and the Tax Benefit realized by the Company in such year with respect to all such Optionees is less than the aggregate amount of the payments due to such Optionees hereunder, then (i) each such Optionee shall receive a portion of such cash payment equal to an amount determined by multiplying the amount of the Tax Benefit realized by the Company in such year by a fraction the numerator of which is equal to the amount of payment due to such Optionee and the denominator of which is equal to the aggregate amount due to all such Optionees entitled to a payment hereunder, and
        (ii) subject to further application of this Section 6.5(d), shall be entitled to receive the remaining portion within thirty (30) days of the filing by the Company of the federal tax return with respect to which such Tax Benefit is realized.

    7.  Stock Appreciation Rights.

    The Committee may in its sole discretion, either alone or in connection with the grant of an Option, grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. If granted in connection with an Option, a Stock Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and shall, except as provided in this Section 7, be subject to the same terms and conditions as the related Option.

        7.1 Time of Grant. A Stock Appreciation Right may be granted (a) at any time if unrelated to an Option, or (b) if related to an Option, either at the time of grant, or (except in the case of an Incentive Stock Option) at any time thereafter during the term of the Option.

        7.2 Stock Appreciation Right Related to an Option.

            (a) Exercise. Subject to Section 7.9, a Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Options are exercisable (including, without limitation, exercisability upon Termination of Employment or a Change in Control), and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall expire no later than the expiration of the related Incentive Stock Option and shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the purchase price of the Option specified in the related Incentive Stock Option Agreement.

            (b) Treatment of Related Options and Stock Appreciation Rights Upon Exercise. Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of Shares as to which the Option is exercised or surrendered.

        7.3 Stock Appreciation Right Unrelated to an Option.

            (a) Terms. Subject to Section 7.9, Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years; provided, however, that the Committee may provide that Stock Appreciation Rights may, upon the death of the Grantee, be exercised for up to one (1) year following the date of the Grantee's death even if such period extends beyond ten (10) years from the date the Stock Appreciation Right was granted.

            (b) Termination. Subject to Section 12 and except as provided in
        Section 7.9, and unless otherwise provided by the Committee, in its sole discretion, in the applicable Agreement, upon a Grantee's Termination of Employment, a Stock Appreciation Right shall be exercisable by the Grantee to the same extent that an Option would be exercisable by an Optionee upon the Optionee's Termination of Employment under the provisions of Section 5.5; provided, however, no Stock Appreciation Right may be exercised after the expiration date specified for the particular Stock Appreciation Right in the applicable Agreement.

        7.4 Amount Payable. Subject to Section 7.7, upon the exercise of a Stock Appreciation Right, the Grantee shall be entitled to receive an amount determined by multiplying (x) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over (A) in the case of a Stock Appreciation Right granted in connection with an Option, the per Share purchase price under the related Option, or
    (B) in the case of a Stock Appreciation Right unrelated to an Option, the Fair Market Value of a Share on the date the Stock Appreciation Right was granted, by (y) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

        7.5 Non-Transferability. No Stock Appreciation Right shall be transferable by the Grantee to whom it was granted otherwise than by will or by the laws of descent and distribution or, in the Committee's sole discretion, (except in the case of a Stock Appreciation Right granted in connection with an Incentive Stock Option), pursuant to domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act (a "Domestic Relations Transfer") and, except with respect to a Stock Appreciation Right transferred pursuant to a Domestic Relations Transfer, such Stock Appreciation Right shall be exercisable during the lifetime of such Grantee only by the Grantee or his or her guardian or legal representative. The terms of such Stock Appreciation Right shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Grantee.

        7.6 Method of Exercise. Stock Appreciation Rights shall be exercised by a Grantee only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Grantee shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Grantee.

        7.7 Form of Payment. Payment of the amount determined under Section 7.4 may be made in the sole discretion of the Committee solely in whole Shares in a number determined at their Fair Market Value on the date preceding the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and Shares. If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, no fractional Shares (or cash in lieu thereof) shall be issued upon the exercise of the Stock Appreciation Right and the number of Shares that will be delivered shall be rounded to the nearest number of whole Shares.

        7.8 Modification. No modification of an Award shall adversely alter or impair any rights or obligations under the Agreement without the Grantee's consent.

        7.9 Effect of Change in Control. Notwithstanding anything contained in this Section 7 to the contrary, in the event of a Change in Control, the Plan and the Stock Appreciation Rights shall continue; provided, however, that the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, may provide, either by the terms of the applicable Agreement or by action taken prior to the occurrence of any such Change in Control, for any or all of the following alternatives (separately or in any combination):

            (a) with respect to a Stock Appreciation Right unrelated to an Option, for the payment in cash upon the surrender to the Company for cancellation of any such Stock Appreciation Right or portion of a Stock Appreciation Right to the extent vested and not yet exercised in an amount equal to the excess, if any, of (A) the greater of (i) the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Stock Appreciation Right or portion thereof surrendered or

            (b) the Adjusted Fair Market Value, on the date preceding the date of surrender, of the Shares over (B) the aggregate Fair Market Value, on the date the Stock Appreciation Right was granted, of the Shares subject to the Stock Appreciation Right or portion thereof surrendered.

            (c) for the replacement of the Stock Appreciation Rights with other rights or property selected by the Committee in its sole discretion;

            (d) for the accelerated vesting of all or a portion of the Stock Appreciation Rights;

            (e) for the assumption of the Stock Appreciation Rights by the successor or survivor corporation, or a parent or subsidiary thereof, or the substitution by such corporation for such Stock Appreciation Rights of new stock appreciation rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; or

            (f) for adjustments in the terms and conditions of outstanding Stock Appreciation Rights and/or the number and type of Shares or other securities or property subject to such outstanding Stock Appreciation Rights.

        Any action pursuant to this Section 7.9 shall be conditioned upon the consummation of the Change in Control and shall be effective only immediately before the consummation of the Change in Control.

    8.  Dividend Equivalent Rights.

        The Committee may in its sole discretion grant Dividend Equivalent Rights to Eligible Individuals in tandem with an Option or Award or as a separate Award. The terms and conditions (including, without limitation, terms and conditions relating to a Change in Control) applicable to each Dividend Equivalent Right shall be specified in the Agreement under which the Dividend Equivalent Right is granted. In the sole discretion of the Committee, amounts payable in respect of Dividend Equivalent Rights may be payable currently or deferred until the lapsing of restrictions on such Dividend Equivalent Rights or until the vesting, exercise, payment, settlement or other lapse of restrictions on the Option or Award to which the Dividend Equivalent Rights relate. In the event that the amount payable in respect of Dividend Equivalent Rights are to be deferred, the Committee shall determine whether such amounts are to be held in cash or reinvested in Shares or deemed (notionally) to be reinvested in Shares. If amounts payable in respect of Dividend Equivalent Rights are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its sole discretion, may determine. In the sole discretion of the Committee, Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or multiple installments. To the extent necessary for any Dividend Equivalent Right intended to qualify as Performance-Based Compensation to so qualify, the terms and conditions of the Dividend Equivalent Right shall be such that payment of the Dividend Equivalent Right is contingent upon attainment of specified Performance Objectives within the Performance Cycle, as provided for in Section 10, and such Dividend Equivalent Right shall be treated as a Performance Award for purposes of Sections 10 and 15.

    9.  Restricted Stock.

        9.1 Grant. The Committee may in its sole discretion grant Awards to Eligible Individuals of Restricted Stock, which shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its sole discretion, determine and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Awards of Restricted Stock shall be subject to the terms and provisions set forth below in this Section 9.

        9.2 Rights of Grantee. Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted provided that the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the sole discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the Agreement evidencing a Restricted Stock Award, the appropriate blank stock powers, an escrow agreement or any other documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the sole discretion of the Committee, Shares issued in connection with a Restricted Stock Award shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

        9.3 Non-transferability. Until all restrictions upon the Shares of Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in Section 9.4, such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee.

        9.4 Lapse of Restrictions.

            (a) Generally. Subject to Section 9.4(b), restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine; provided, however, that except in the case of Shares of Restricted Stock issued in full or partial settlement of another Award or other earned compensation, such restrictions shall not fully lapse prior to the third anniversary of the date on which such Shares of Restricted Stock were granted. The Agreement evidencing the Award shall set forth any such restrictions.

            (b) Effect of Change in Control. Notwithstanding anything contained in this Section 9 to the contrary, in the event of a Change in Control, the Plan and the Awards of Restricted Stock shall continue; provided, however, that the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, may provide, either by the terms of the applicable Agreement or by action taken prior to the occurrence of any such Change in Control, for any or all of the following alternatives (separately or in any combination): (i) for the assumption of the shares of Restricted Stock by the successor or survivor corporation, or a parent or subsidiary thereof, or the substitution by such corporation for such shares of Restricted Stock of new shares of restricted stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares, (ii) for the lapse of all restrictions upon all or a portion of the shares of Restricted Stock, or (iii) for adjustments in the terms and conditions of outstanding Awards of Restricted Stock. Any action pursuant to this Section 9.5(b) shall be conditioned upon the consummation of the Change in Control and shall be effective only immediately before the consummation of the Change in Control.

        9.5 Terms of Restricted Stock.

            (a) Forfeiture of Restricted Stock. Subject to Sections 9.4(b), 9.5(b) and 12, all Restricted Stock shall be forfeited and returned to the Company and all rights of the Grantee with respect to such Restricted Stock shall terminate unless the Grantee continues in the service of the Company as an employee, officer, consultant or Director until the expiration of the forfeiture period for such Restricted Stock and satisfies any and all other conditions set forth in the Agreement. The Committee, in its sole discretion, shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Stock Award.

            (b) Waiver of Forfeiture Period. Notwithstanding anything contained in this Section 9 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Agreement under appropriate circumstances (including, without limitation, the death, Disability or retirement of the Grantee or a material change in circumstances arising after the date of grant) and subject to such terms and conditions (including, without limitation, forfeiture of a proportionate number of the Restricted Stock) as the Committee shall deem appropriate, provided that the Grantee shall at that time have completed at least one (1) year of employment or service after the date of grant.

        9.6 Modification or Substitution. Subject to the terms of the Plan, including, without limitation, Section 15, the Committee may modify outstanding Awards of Restricted Stock or accept the surrender of outstanding shares of Restricted Stock (to the extent the restrictions on such Shares have not yet lapsed) and grant new Awards in substitution for them. Notwithstanding the foregoing, no modification of an Award shall adversely alter or impair any rights or obligations under the Agreement without the Grantee's consent.

        9.7 Treatment of Dividends. At the time an Award of Shares of Restricted Stock is granted, the Committee may, in its sole discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be (a) deferred until the lapsing of the restrictions imposed upon such Shares and (b) held by the Company for the account of the Grantee until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its sole discretion, may determine. Payment of deferred dividends in respect of Shares of Restricted Stock (whether held in cash or as additional Shares of Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares.

        9.8 Delivery of Shares. Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.

    10. Performance Awards.

        10.1 Performance Objectives.

            (a) Establishment. Performance Objectives for Performance Awards may be expressed in terms of (i) earnings per Share, (ii) Share price, (iii) pre-tax profits, (iv) after-tax profits, (v) operating profits,
        (vi) sales or expenses, (vii) net earnings, (viii) return on equity or assets, (ix) revenues, (x) EBITDA (earnings before interest, taxes, depreciation and amortization), (xi) market share, or market penetration, (xii) confidential business objectives, or (xiii) any combination of the foregoing. Performance Objectives may be in respect of the performance of the Company, any of its Subsidiaries, any of its Divisions or any combination thereof. Performance Objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The Performance Objectives with respect to a Performance Cycle shall be established in writing by the Committee by the earlier of (x) the date on which a quarter of the Performance Cycle has elapsed or (y) the date which is ninety (90) days after the commencement of the Performance Cycle, and in any event while the performance relating to the Performance Objectives remains substantially uncertain.

            (b) Effect of Certain Events. At the time of the granting of a Performance Award, or at any time thereafter, in either case to the extent permitted under Section 162(m) of the Code and the regulations thereunder without adversely affecting the treatment of the Performance Award as Performance-Based Compensation, the Committee may provide for the manner in which performance will be measured against the Performance Objectives (or may adjust the Performance Objectives) to reflect the impact of specified corporate transactions, accounting or tax law changes and other extraordinary or nonrecurring events.

            (c) Determination of Performance. Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Performance Award that is intended to constitute Performance-Based Compensation made to a Grantee who is subject to Section 162(m) of the Code, the Committee shall certify in writing that the applicable Performance Objectives have been satisfied to the extent necessary for such Award to qualify as Performance-Based Compensation.

        10.2 Performance Units. The Committee, in its sole discretion, may grant Awards of Performance Units to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee. Performance Units may be denominated in Shares or a specified dollar amount and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle, represent the right to receive payment as provided in Section 10.2(b) of (i) in the case of Share-denominated Performance Units, the Fair Market Value of a Share on the date the Performance Unit was granted, the date the Performance Unit became vested or any other date specified by the Committee, (ii) in the case of dollar-denominated Performance Units, the specified dollar amount or (iii) a percentage (which may be more than 100%) of the amount described in clause
    (i) or (ii) depending on the level of Performance Objective attainment; provided, however, that, the Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit. Each Agreement shall specify the number of Performance Units to which it relates, the Performance Objectives which must be satisfied in order for the Performance Units to vest and the Performance Cycle within which such Performance Objectives must be satisfied.

            (a) Vesting and Forfeiture. Subject to Sections 10.1(c) and 10.4, Performance Units shall become vested in such installments (which need not be equal) and at such time or times and on such terms, conditions and satisfaction of Performance Objectives as the Committee may, in its sole discretion, determine at the time an Award is granted.

            (b) Payment of Awards. Subject to Sections 10.1(c) and 10.4, payment to Grantees in respect of vested Performance Units shall be made as soon as practicable after the last day of the Performance Cycle to which such Award relates unless the Agreement evidencing the Award provides for the deferral of payment, in which event the terms and conditions of the deferral shall be set forth in the Agreement. Subject to Section 10.4, such payments may be made entirely in Shares valued at their Fair Market Value as of the day preceding the date of payment or such other date specified by the Committee, entirely in cash, or in such combination of Shares and cash as the Committee in its sole discretion shall determine at any time prior to such payment; provided, however, that if the Committee in its sole discretion determines to make such payment entirely or partially in Shares of Restricted Stock, the Committee must determine the extent to which such payment will be in Shares of Restricted Stock and the terms of such Restricted Stock at the time the Award is granted.

            (c) Non-transferability. Until the vesting of Performance Units, such Performance Units shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

        10.3 Performance Shares. The Committee, in its sole discretion, may grant Awards of Performance Shares to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee. Each Agreement may require that an appropriate legend be placed on Share certificates. Awards of Performance Shares shall be subject to the following terms and provisions:

            (a) Rights of Grantee. The Committee shall provide at the time an Award of Performance Shares is made the time or times at which the actual Shares represented by such Award shall be issued in the name of the Grantee; provided, however, that no Performance Shares shall be issued until the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the sole discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Performance Shares. If a Grantee shall fail to execute the Agreement evidencing an Award of Performance Shares, the appropriate blank stock powers, an escrow agreement and any other documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the sole discretion of the Committee, Shares issued in connection with an Award of Performance Shares shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Except as restricted by the terms of the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have, in the sole discretion of the Committee, all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

            (b) Non-transferability. Until any restrictions upon the Performance Shares awarded to a Grantee shall have lapsed in the manner set forth in Sections 10.3(c) or 10.4, such Performance Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee. The Committee also may impose such other restrictions and conditions on the Performance Shares, if any, as it deems appropriate.

            (c) Lapse of Restrictions. Subject to Sections 10.1(c) and 10.4, restrictions upon Performance Shares awarded hereunder shall lapse and such Performance Shares shall become vested at such time or times and on such terms, conditions and satisfaction of Performance Objectives as the Committee may, in its sole discretion, determine at the time an Award is granted.

            (d) Treatment of Dividends. At the time the Award of Performance Shares is granted, the Committee may, in its sole discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on Shares represented by such Award which have been issued by the Company to the Grantee shall be (i) deferred until the lapsing of the restrictions imposed upon such Performance Shares and
        (ii) held by the Company for the account of the Grantee until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Performance Shares) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its sole discretion, may determine. Payment of deferred dividends in respect of Performance Shares (whether held in cash or in additional Performance Shares), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Performance Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Performance Shares shall be forfeited upon the forfeiture of such Performance Shares.

            (e) Delivery of Shares. Upon the lapse of the restrictions on Performance Shares awarded hereunder, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.

        10.4 Effect of Change in Control. Notwithstanding anything in this
    Section 10 to the contrary, in the event of a Change in Control, the Plan and the Performance Awards shall continue; provided, however, that the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, may provide, either by the terms of the applicable Agreement or by action taken prior to the occurrence of any such Change in Control, for any or all of the following alternatives (separately or in any combination): (i) for the assumption of the Performance Awards by the successor or survivor corporation, or a parent or subsidiary thereof, or the substitution by such corporation for such Performance Awards of new performance awards of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the applicable performance objectives and, if necessary, the number and kind of shares,
    (ii) for the vesting of all or a portion of the Performance Awards as if all Performance Objectives had been satisfied at the level specified by the Committee in its sole discretion and, in the case of Performance Units which become vested as a result of a Change in Control, for a payment which may be made entirely in cash, entirely in Shares valued at their Fair Market Value as of the day preceding the payment, or in such combination of cash and Shares as the Committee shall determine in its sole discretion at any time prior to such payment; provided that such payment shall be made within ten
    (10) business days after such Change in Control, or (iii) for adjustments in the terms and conditions of outstanding Performance Awards. Any action pursuant to this Section 10.4 shall be conditioned upon the consummation of the Change in Control and shall be effective only immediately before the consummation of the Change in Control.

        10.5 Termination. Subject to Sections 10.4 and 12, and unless otherwise provided by the Committee, in its sole discretion, in the applicable Agreement, the following provisions shall apply to Performance Awards upon a Termination of Employment:

            (a) Termination of Employment Prior to End of Performance Cycle. Except as provided in Sections 10.5(b) and (d), in the case of a Grantee's Termination of Employment, prior to the end of a Performance Cycle, the Grantee will not be entitled to any Performance Awards, and any Performance Shares shall be forfeited.

            (b) Disability, Retirement or Death Prior to End of Performance Cycle. Unless otherwise provided by the Committee, in its sole discretion, in the Agreement, if a Grantee's Disability Date or Termination of Employment by reason of retirement on or after the Grantee's Normal Retirement Date or death occurs following participation in at least one-half ( 1/2) of the Performance Cycle, but prior to the end of a Performance Cycle, the Grantee or such Grantee's Beneficiary, as the case may be, shall be entitled to receive a pro-rata share of his or her Performance Award as determined under Subsection (c).

            (c)  Pro-Rata Payment.

                (i) Performance Units. With respect to Performance Units, the amount of any payment made to a Grantee (or Beneficiary) under circumstances described in Section 10.5(b) shall be the amount determined by multiplying the amount of the Performance Units payable in Shares or dollars which would have been earned, determined at the end of the Performance Cycle, had such employment not been terminated, by a fraction, the numerator of which is the number of whole months such Grantee was employed during the Performance Cycle, and the denominator of which is the total number of months of the Performance Cycle. Any such payment shall be made as soon as practicable after the end of the respective Performance Cycle, and shall relate to attainment of Performance Objectives over the entire Performance Cycle.

                (ii) Performance Shares. With respect to Performance Shares, the amount of Performance Shares held by a Grantee (or Beneficiary) with respect to which restrictions shall lapse under circumstances described in Section 10.5(b) shall be the amount determined by multiplying the amount of the Performance Shares with respect to which restrictions would have lapsed, determined at the end of the Performance Cycle, had such employment not been terminated, by a fraction, the numerator of which is the number of whole months such Grantee was employed during the Performance Cycle, and the denominator of which is the total number of months of the Performance Cycle. The Committee shall determine the amount of Performance Shares with respect to which restrictions shall lapse under this Section 10.5(c)(ii) as soon as practicable after the end of the respective Performance Cycle, and such determination shall relate to attainment of Performance Objectives over the entire Performance Cycle. At that time, all Performance Shares relating to that Performance Cycle with respect to which restrictions shall not lapse shall be forfeited.

            (d) Other Events. Except to the extent a Performance Award is intended to qualify as Performance-Based Compensation, the Committee may, in its sole discretion, determine to pay all or any portion of a Performance Award to a Grantee who has a Termination of Employment prior to the end of a Performance Cycle under certain circumstances (including, without limitation, a material change in circumstances arising after the date of grant) and subject to such terms and conditions as the Committee shall deem appropriate, provided that the Grantee shall have completed at his or her date of Termination of Employment at least one (1) year of employment after the date of grant.

            (e) Termination of Employment After End of Performance Cycle. Subject to Sections 10.4 and 10.5(f), in the case of a Grantee's Termination of Employment after the end of a Performance Cycle in which the applicable Performance Objectives have been satisfied, the Grantee shall not be entitled to any Performance Awards that have not yet vested as of the date of the Grantee's Termination of Employment.

            (f) Waiver of Forfeiture. Notwithstanding anything to the contrary in Section 10(e), in the case of a Grantee's Termination of Employment after the end of a Performance Cycle in which the applicable Performance Objectives have been satisfied, the Committee may, in its sole discretion, waive the forfeiture of Performance Awards and any other conditions set forth in any Agreement under appropriate circumstances (including, without limitation, the death, Disability, or retirement of the Grantee or a material change in circumstances arising after the date of grant) and subject to such terms and conditions as the Committee shall deem appropriate.

        10.6 Modification or Substitution. Subject to the terms of the Plan, including, without limitation, Section 15, the Committee may modify outstanding Performance Awards or accept the surrender of outstanding Performance Awards and grant new Performance Awards in substitution for them. Notwithstanding the foregoing, no modification of a Performance Award shall adversely alter or impair any rights or obligations under the Agreement without the Grantee's consent.

    11.    Other Share Based Awards.

        11.1 Share Awards. The Committee, in its sole discretion, may grant a Share Award to any Eligible Individual on such terms and conditions as the Committee may determine. Share Awards may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.

        11.2 Phantom Stock Awards.

            (a) Grant. The Committee, in its sole discretion, may grant shares of Phantom Stock to any Eligible Individual. Such Phantom Stock shall be subject to the terms and conditions established by the Committee and set forth in the applicable Agreement.

            (b) Payment of Awards. Upon the vesting of a Phantom Stock Award, the Grantee shall be entitled to receive a cash payment in respect of each share of Phantom Stock which shall be equal to the Fair Market Value of a Share as of the date the Phantom Stock Award was granted, or such other date as determined by the Committee at the time the Phantom Stock Award was granted. The Committee may, at the time a Phantom Stock Award is granted, provide a limitation on the amount payable in respect of each share of Phantom Stock. In lieu of a cash payment, the Committee, in its sole discretion, may settle Phantom Stock Awards with Shares having a Fair Market Value on the date of vesting equal to the cash payment to which the Grantee has become entitled.

    12. Employment Agreement Governs Termination of Employment.

    An employment agreement, if applicable, between an Optionee or Grantee and the Company shall govern with respect to the terms and conditions applicable to such Option or Award upon a termination or change in the status of the employment of the Optionee or Grantee, to the extent that such employment agreement provides for terms and conditions that differ from the terms and conditions provided for in the applicable Agreement or the Plan; provided, however, that to the extent necessary for an Option or Award intended to qualify as Performance-Based Compensation to so qualify, the terms of the applicable Agreement or the Plan shall govern the Option or Award; and, provided further, that the Committee shall have reviewed and, in its sole discretion, approved the employment agreement.

    13. Adjustment Upon Changes in Capitalization.

        (a) In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to (i) the maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted under the Plan, (ii) the maximum number and class of Shares or other stock or securities that may be issued upon exercise of Incentive Stock Options; (iii) the maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted to any Eligible Individual in any one calendar year,
    (iv) the number and class of Shares or other stock or securities which are subject to outstanding Options or Awards granted under the Plan and the purchase price therefor, if applicable, and (v) the Performance Objectives.

        (b) Any such adjustment in the Shares or other stock or securities (i) subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code or (ii) subject to outstanding Options or Awards that are intended to qualify as Performance-Based Compensation shall be made in such a manner as not to adversely affect the treatment of the Options or Awards as Performance-Based Compensation.

        (c) If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to, or an Optionee shall be entitled to exercise an Option with respect to, new, additional or different shares of stock or securities of the Company or any other corporation, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Award or Option, as the case may be, prior to such Change in Capitalization.

    14. Effect of Certain Transactions.

    Subject to Sections 6.5, 7.9, 9.4(b) and 10.4 or as otherwise provided in an Agreement, in the event of (a) the liquidation or dissolution of the Company or
(b) a merger or consolidation of the Company (a "Transaction"), the Plan and the Options and Awards issued hereunder shall continue in effect in accordance with their respective terms, except that following a Transaction either (i) each outstanding Option or Award shall be treated as provided for in the agreement entered into in connection with the Transaction or (ii) if not so provided in such agreement, each Optionee and Grantee shall be entitled to receive in respect of each Share subject to any outstanding Options or Awards, as the case may be, upon exercise of any Option or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Options and Awards prior to such Transaction. The treatment of any Option or Award as provided in this Section 14 shall be conclusively presumed to be appropriate for purposes of Section 10.

    15. Interpretation.

    Following the required registration of any equity security of the Company pursuant to Section 12 of the Exchange Act:

        (a) The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

        (b) Unless otherwise expressly stated in the relevant Agreement, each Option, Stock Appreciation Right and Performance Award granted under the Plan is intended to be Performance-Based Compensation. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Options or Awards if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options or Awards to fail to qualify as Performance-Based Compensation. Notwithstanding anything to the contrary in the Plan, the provisions of the Plan may at any time be bifurcated by the Board or the Committee in any manner so that certain provisions of the Plan or any Performance Award intended (or required in order) to satisfy the applicable requirements of Section 162(m) of the Code are only applicable to persons whose compensation is subject to Section 162(m).

    16. Effective Date, Termination and Amendment of the Plan.

        16.1 Effective Date. The effective date of this Plan shall be the date the Plan is adopted by the Board, subject only to the approval of the holders of a majority of the outstanding Common Stock of the Company within twelve (12) months of the adoption of the Plan by the Board.

        16.2 Plan Amendment or Termination. The Plan shall terminate on the day preceding the tenth anniversary of the date of its adoption by the Board and no Option or Award may be granted thereafter. The Board may sooner terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

            (a) no such amendment, modification, suspension or termination shall impair or adversely alter any Options or Awards theretofore granted under the Plan, except with the consent of the Optionee or Grantee, nor shall any amendment, modification, suspension or termination deprive any Optionee or Grantee of any Shares which he or she may have acquired through or as a result of the Plan; and

            (b) to the extent necessary under any applicable law, regulation or exchange requirement, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law, regulation or exchange requirement.

    17. Non-Exclusivity of the Plan.

    The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

    18. Limitation of Liability.

    As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

        (a) give any person any right to be granted an Option or Award other than at the sole discretion of the Committee;

        (b) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

        (c) interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or services of any person at any time for any reason whatsoever, with or without good cause; or

        (d) be evidence of any agreement or understanding, expressed or implied, that the Company will employ or maintain a service relationship with any person at any particular rate of compensation or for any particular period of time.

    19. Regulations and Other Approvals; Governing Law.

        19.1 Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles thereof.

        19.2 The obligation of the Company to sell or deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

        19.3 The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

        19.4 Each Option and Award is subject to the requirement that, if at any time the Committee determines, in its sole discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or Award or the issuance of Shares, no Options or Awards shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

        19.5 Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Company may place on any certificate representing any such Shares any legend deemed desirable by the Company's counsel to comply with federal or state securities laws and the Committee may require any individual receiving Shares pursuant to an Option or Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder.

    20. Miscellaneous.

        20.1 Multiple Agreements. The terms of each Option or Award may differ from other Options or Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option or Award to a given Eligible Individual during the term of the Plan, either in addition to, or in substitution for, one or more Options or Awards previously granted to that Eligible Individual.

        20.2 Captions. The use of captions in this Plan or any Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Agreement.

        20.3 Severability. Whenever possible, each provision of the Plan or an Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or an Agreement shall be held by a court of competent jurisdiction to be prohibited by or invalid or unenforceable under applicable law, then (a) such provision shall be deemed to be amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan or an Agreement shall remain in full force and effect.

        20.4    Withholding of Taxes.

            (a) At such times as an Optionee or Grantee recognizes taxable income in connection with the receipt of Shares or cash hereunder (a "Taxable Event"), the Optionee or Grantee shall pay to the Company an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the "Withholding Taxes") prior to the issuance, or release from escrow, of such Shares or the payment of such cash. The Company shall have the right to deduct from any payment of cash to an Optionee or Grantee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Optionee or Grantee may make a written election (the "Tax Election"), which may be accepted or rejected in the sole discretion of the Committee, to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value equal to the Withholding Taxes.

            (b) If an Optionee makes a disposition, within the meaning of
        Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.